UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant   ☐

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☐ Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☑  Definitive Additional Materials

☐  Soliciting Material under Rule 14a-12

Grand Perfecta, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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GRAND PERFECTA, INC.	CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF ANNUAL MEETING MATERIALS

notice for the Annual Meeting of Stockholders

DATE:	January 14, 2016

TIME:	at 10:00 a.m., Japan standard time

LOCATION:	Grand Perfecta’s Tokyo office, located at New Pier Takeshieba South Tower 21st Floor, 1-16-1 Kaigan Minato-ku, Tokyo, Japan

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/GPIW and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access the Annual Meeting materials available to you on the Internet. The information statement and Annual Report are available at: https://www.iproxydirect.com/GPIW

If you want to receive a paper copy of the Annual Meeting materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, by January 7, 2016.

The purposes of this meeting are as follows:

1.	To elect seven directors for the ensuing year;
2.	To approve, on an advisory basis, the compensation of our named executive officers;
3.	To vote, on an advisory basis, on how frequently we should seek an advisory vote on the compensation of our named executive officers;
4.	To ratify and approve the appointment of HJ & Associates, LLC, as Grand Perfecta’s independent registered accounting firm for the year ended December 31, 2015;
5.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials or request printed copies.

Only stockholders of record at the close of business on November 27, 2015 (the “Record Date”) are entitled to notice.

Please note – This is not a Proxy Card and we are not soliciting a proxy

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GRAND PERFECTA, INC.

SHAREHOLDER SERVICES

500 Perimeter Park Drive Suite D

Morrisville NC 27560

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

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